As filed with the Securities and Exchange Commission on March 19 , 2012
Registration No. 333-179574

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LANTRONIX, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	33-032767
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

167 Technology Drive
Irvine, California 92618 (949) 453-3990
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Jeremy Whitaker
Chief Financial Officer and Secretary
Lantronix, Inc.
167 Technology Drive
Irvine, California 92618
(949) 453-3990
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copy to:
John F. Della Grotta, Esq.
Paul Hastings LLP
695 Town Center Drive
Costa Mesa, California 92626
Telephone: (714) 668-6200
Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (3)(4)
Common stock, $0.0001 par value per share	—	—	—	—
Warrants	—	—	—	—
Total Registration Fee	—	—	$6,647,689	$762

(1)
This registration statement covers the registration of such indeterminate number of shares of common stock and such indeterminate number of warrants to purchase common stock, as shall have an aggregate initial offering price not to exceed $6,647,689 calculated using the closing stock price on the NASDAQ Capital Market on March 9, 2012.  This registration statement also covers an indeterminate amount of common stock that may be issued in exchange for, or upon conversion or exercise of warrants being registered hereunder or pursuant to the antidilution provisions of any such securities.

(2)
Pursuant to Rule 457(o) and Form S-3 General Instruction II.D., which permit the registration fee to be calculated on the basis of maximum offering price of all securities listed, the table does not specify information as to the amount of any particular security to be registered.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

(4)	$738 of this amount was previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED MARCH 19 , 2012

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

$6,647,689

LANTRONIX, INC.

Common Stock
Warrants

This prospectus relates to common stock and warrants of Lantronix, Inc.  We may offer and sell these securities separately or together in any combination.  The aggregate initial offering price of all common stock and warrants which we may sell from time to time under this prospectus will not exceed $6,647,689 .  The warrants may be exercisable for shares of our common stock.

Each time we sell shares of our common stock or warrants hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public.  The prospectus supplement may also add, update or change information contained or incorporated in this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may offer our common stock or warrants directly or through agents designated from time to time by us or to or through underwriters or dealers.  If any agents, dealers or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  See the section entitled “About This Prospectus” for more information.

Our common stock is listed on the Nasdaq Capital Market and traded under the symbol “LTRX.” The average of the bid and asked prices on the NASDAQ Capital Market on March 9, 2012 for our common stock was $3.18  per share and the aggregate market value of our outstanding common stock held by non-affiliates was $19,943,068 .  We have not offered any securities during the prior twelve calendar month period that ends on, and includes, the date of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 1 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY READ AND CONSIDER THAT INFORMATION BEFORE YOU INVEST IN SHARES OF OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2012.

TABLE OF CONTENTS
Page
ABOUT THIS PROSPECTUS	1

LANTRONIX, INC	1

RISK FACTORS	1

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION	4

USE OF PROCEEDS	4

THE SECURITIES WE MAY OFFER	4

DESCRIPTION OF CAPITAL STOCK	5

DESCRIPTION OF WARRANTS	7

PLAN OF DISTRIBUTION	9

LEGAL MATTERS	10

EXPERTS	11

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	11

WHERE YOU CAN FIND MORE INFORMATION	12

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Lantronix, Inc. or any such person.  Neither the delivery of this prospectus or any accompanying prospectus supplement nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of Lantronix, Inc. since the date hereof.  This prospectus or any accompanying prospectus supplement does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process.  Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $6,647,689 .  We have provided to you in this prospectus a general description of the securities we may offer.  Each time we offer any of our securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering.  We may also add, update or change in the prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you any of the information contained in this prospectus.  To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any free writing prospectus we may authorize to be delivered to you, you should rely on the information in the prospectus supplement or free writing prospectus, as the case may be, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.  This prospectus, together with the applicable prospectus supplements and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to this offering.

An investment in our securities involves certain risks that should be carefully considered by prospective investors.  See the section entitled “Risk Factors.”

You should read this prospectus and any prospectus supplement as well as additional information described under “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

LANTRONIX, INC.

We design, develop, market and sell products that make it possible to access, manage, control and configure electronic products over the Internet, enterprises, and other networks. In addition, our device management solutions address data centers and remote branch offices to provide reliable management for IT systems. Our network connectivity solutions are sold into broad market segments, including healthcare, industrial, security, energy, information technology (“IT”), data centers, transportation, government and others.

Our principal executive offices are located at 167 Technology Drive, Irvine, California 92618, and our telephone number is (949) 453-3990.  Our common stock is currently traded on the Nasdaq Capital Market under the symbol “LTRX.” We maintain a corporate website at www.lantronix.com.  The contents of our website are not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus or relied upon in connection herewith.

We were initially formed as “Lantronix,” a California corporation, in June 1989.  We reincorporated as a Delaware corporation as “Lantronix, Inc.” in May 2000.  Our fiscal year ends on June 30.  Unless otherwise stated, all references to “us,” “our,” “Lantronix,” “we,” the “Company” and similar designations refer to Lantronix, Inc.

RISK FACTORS

Investing in shares of our common stock involves risk. Before making any investment decision, you should carefully consider the risk factors set forth below, under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The risks and uncertainties we have described are not the only ones facing us.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

These risks could materially affect our business, results of operation or financial condition and affect the value of our common stock.  You could lose all or part of your investment.  For more information, see “Where You Can Find More Information.”

Our Stock Price may Continue to Experience Large Fluctuations.

Historically, the price of our common stock has at times experienced rapid and severe price fluctuations. Our stock price ranged from a low of $2.47 per share to a high of $4.27 per share for the year ended June 30, 2011, from a low of $1.15 per share to a high of $3.14 per share for the six months ended December 30, 2011 and from a low of $2.19 to a high of $3.40 for the trading days during the period of January 1, 2012 to February 29, 2012. The price of our common stock may continue to fluctuate greatly in the future due to a variety of factors, including:

●	quarter-to-quarter variations in our operating results;

●	the depth and liquidity of the market for our common stock;

●	shortfalls in revenue or earnings from levels expected by securities analysts and investors;

●	any developments that materially impact investors’ or customers’ perceptions of our business prospects;

●	dilution resulting from our sale of additional shares of our common stock or securities convertible into or exercisable for shares of our common stock;

●	general financial and other market conditions; and

●	domestic and international economic conditions.

In addition, public stock markets have experienced, and may in the future experience, extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to, or disproportionately impacted by, the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our common stock in the future.

Our management will have broad discretion over the use of the proceeds we receive from the sale of securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. Our management might not apply the net proceeds from the offering of our common stock in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock in the public or private markets, or the perception that such sales could occur, could negatively impact the price of our common stock. Certain institutional and other shareholders own significant blocks of our common stock. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our common stock could be negatively affected.

We may need to seek additional capital and our need for additional capital may exceed the amount of securities that may be issued pursuant to this prospectus.  There is no assurance that we will be able to raise any additional required capital. We may seek to raise this capital through the issuance of additional shares of our common stock or securities convertible into or exchangeable for our common stock or that represent the right to receive our common stock.  The issuance of any such securities, or the exercise of such securities, could be substantially dilutive to our shareholders, including purchasers of our common stock in this offering. Holders of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series of our capital stock and, therefore, such sales or offerings could result in increased dilution to our shareholders. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.

Anti-takeover provisions in our organizational documents and in the Delaware law could delay a change in management and limit our share price or otherwise make or augmentation of our move difficult.

Certain provisions of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire control of us even if such a change in control would increase the value of our common stock and could prevent or hinder attempts by our stockholders to replace or remove our current board of directors or management.

We have a number of provisions in place that will hinder takeover attempts and could reduce the market value of our common stock or prevent sale at a premium. These provisions include:

●
the authorization of undesignated preferred stock, which makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences in a manner that could delay or prevent a transaction or a change in control;

●	a provision denying stockholders the ability to call special meetings;

●	a provision eliminating the right of stockholders to act by written consent without a meeting;

●	a provision denying stockholders permission to cumulate votes at any election of directors;

●
a provision specifying that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, our chief executive officer or president (in the absence of a chief executive officer);

●	a provision that vacancies on our Board of Directors may be filled by a majority of directors then in office, even though less than a quorum;

●
a requirement that our Board of Directors or the holders of a super majority of our outstanding shares of capital stock must approve any proposed amendment to certain provisions of our bylaws and certain provisions of our certificate of incorporation; and

●	advance notice requirements by stockholders for director nominations and actions to be taken at annual meetings.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder.  See “Description of Capital Stock—Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws.”

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.  This report contains forward-looking statements within the meaning of the federal securities laws. Statements that are not purely historical should be considered forward-looking statements.  Often they can be identified by the use of forward-looking words and phrases, such as “intend,” “may,” “will,” “could,” “project,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecasts,” and the like. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning industry trends, anticipated demand for our products, the impact of pending litigation, our overall business strategy, market acceptance of new products, future customer and sales developments, manufacturing forecasts, including the potential benefits of our contract manufacturers sourcing and supplying raw materials, the significant role of original equipment manufacturers in our business, the future cost and potential benefits of our research and development efforts and liquidity and cash resources forecasts.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that could cause actual results or events to differ materially from those set forth or contemplated in the forward-looking statements include: our efforts to achieve profitability from operations; current or future litigation over intellectual property rights or other matters; changes in the rate of economic growth in the United States and other major international economies; changes in regulatory environment; our ability to deliver new products that meet customer needs and industry standards in a timely fashion; changes in demand for our products; defects and other product quality problems; fluctuations in the cost or availability of critical components; changes in demand for devices that incorporate our products; customers’ decisions to integrate network access and control directly onto their own platforms; changes in our product mix; failure or difficulty in achieving design wins; timely customer transition to new product designs; our ability to raise additional capital; loss of relationships with important customers, distributors, suppliers or contract managers; and protection and validity of our intellectual property.

Readers are urged to carefully review the cautionary statements made by the Company in this prospectus, any prospectus supplement and the documents we incorporate by reference into this prospectus concerning risks and other factors that may affect the Company’s business and operating results. Readers are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to update any forward-looking statement that may be made from time to time by us or on our behalf.

USE OF PROCEEDS

We cannot guarantee that we will receive any proceeds in connection with this offering because we may be unable or choose not to issue and sell any securities covered by this prospectus.

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the shares of our securities offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, increasing our working capital, the financing of ongoing operating expenses and overhead, capital expenditures, the financing of possible acquisitions or business expansions and repurchases of common stock. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  We will indicate in the applicable prospectus supplement whether the terms of the securities may differ from the terms we have summarized below.  We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, common stock and warrants to purchase common stock.

In this prospectus, we refer to the common stock and warrants that we may offer under this prospectus collectively as “securities.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our certificate of incorporation and bylaws.  The summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws and applicable provisions of the Delaware General Corporation Law, as amended (“DGCL”).

Common Stock

We are authorized to issue 100,000,000 shares of common stock with a par value of $0.0001.  As of March 9, 2012, there were 10,586,179 shares of common stock issued and outstanding.

If we offer shares of our common stock for sale under this prospectus, we will provide a prospectus supplement that describes the terms of the offering, including the number of shares offered and the offering price.

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings.  Please refer to the section entitled “Where You Can Find More Information” for directions on obtaining these documents.

Voting Rights

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders.  There are no cumulative voting rights.

Dividends

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities.  Our board of directors is not obligated to declare a dividend.  We have never declared or paid cash dividends on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain any future earnings for use in the expansion of our business and for general corporate purposes.

Other Rights

The holders of common stock do not have preemption rights. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we might designate in the future.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, rights, preferences and privileges as may be determined from time to time by our Board of Directors.  We cannot state with certainty the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock. Nonetheless, the effects might include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of the company without further action by the stockholders.

As of March 9, 2012, no shares of our preferred stock were outstanding.  We currently have no plans to issue any shares of preferred stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult.  Certain of these provisions are summarized below.

Stockholder Meetings

Under our bylaws, only our board of directors, the chairman of the board, the chief executive officer or president (in the absence of a chief executive officer) may call special meetings of stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures for stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board.

Delaware Anti-takeover Law

We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

•
the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

•
upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors or officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3%  of the outstanding voting stock that is not owned by the interested stockholder.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

In general, Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, we have not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire us.

Elimination of Stockholder Action By Written Consent

Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

No Cumulative Voting

Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock

The authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of Lantronix.

Amendment of Charter Provisions

The amendment of many of the provisions described above would require approval by holders of at least 66 2/3% of the outstanding common stock.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Shareowner Services LLC.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock.  We may issue warrants independently or together with the common stock offered by a prospectus supplement.  Warrants may be attached to or separate from such securities.  Each series of warrants will be issued under a separate warrant agreement that we will enter into with a warrant agent specified in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	the title of the warrants;

•	aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the number of shares of the common stock purchasable upon exercise of the warrants and the price at which these shares may be purchased upon such exercise;

•	the date, if any, on and after which the warrants and the related underlying common stock will be separately transferable;

•	whether the warrants will be issued in registered form or bearer form;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	the identity of the warrant agent;

•	the maximum or minimum number of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the manner in which the warrant agreement and the warrants may be modified;

•	a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

PLAN OF DISTRIBUTION

The securities being offered may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected at various times in one or more of the following transactions, or in other types of transactions:

•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any of the above transactions; or

•	any other method permitted by law.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the shares of our common stock. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the shares of common stock or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the shares of common stock may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the shares of common stock may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

The accompanying prospectus supplement will describe the terms of the offering and will set forth, to the extent applicable:

•	the name of any underwriter, dealer or agent involved in the offer and sale of the shares of the securities;

•	the terms of the offering;

•	any discounts, concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•	any over-allotment option under which any underwriters may purchase additional securities from us;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	the anticipated date of delivery of the securities.

The shares of our common stock or warrants may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of shares of common stock may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods.

If underwriters are used in a sale, shares of our common stock or warrants will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our common stock and warrants may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of shares of our common stock or warrants, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our common stock or warrants.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

If 5% or more of the net proceeds of any offering of our common stock or warrants made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the shares of common stock or warrants offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Pursuant to agreements entered into with us, agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the shares of common stock or warrants. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Paul Hastings LLP in Costa Mesa, California.

EXPERTS

McGladrey & Pullen, LLP, an independent registered public accounting firm, has audited the consolidated financial statements of Lantronix, Inc. included in our Annual Report on Form 10-K, for the year ended June 30, 2011 as set forth in their report on the consolidated financial statements which is incorporated by reference in this prospectus and elsewhere in this registration statement. Such consolidated financial statements of Lantronix, Inc. are incorporated by reference in reliance on McGladrey & Pullen, LLP’s report, given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents.  This means that we can disclose important information to you by referring to other documents that contain that information.  Any information that we incorporate by reference is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.  Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The following documents previously filed by us with the SEC are incorporated in this prospectus by reference:

(a)	Our Annual Report on Form 10-K for the year ended June 30, 2011, filed with the SEC on September 15, 2011.

(b)	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 6, 2011.

(c)	Our Quarterly Reports on Form 10-Q, for the quarters ended September 30, 2011 and December 31, 2011 filed with the SEC on November 14, 2011 and February 14, 2012, respectively.

(d)
Our Current Reports on Form 8-K filed with the SEC on August, 9, 2011, August 23, 2011, August 24, 2011, August 31, 2011, September 15, 2011 (solely to the extent concerning a disclosure pursuant to Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers), September 26, 2011, November 10, 2011 (solely to the extent concerning a disclosure pursuant to Item 2.05 Costs Associated with Exit or Disposal Activities), November 17, 2011, November 22, 2011, December 8, 2011 and January 25, 2012.

(e)
The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on August 2, 2000 (the “Form 8-A”), as well as the description of our common stock set forth on pages 49 through 51 of the Registration Statement on Form S-1, as amended (Registration No. 333-37508), which was originally filed with the SEC on July 13, 2000 (which description is incorporated by reference into the description of our common stock set forth in the Form 8-A), and any other amendment or report filed for the purpose of updating such description.

(f)
All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (other than documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC).

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, copies of these filings, excluding all exhibits unless an exhibit has been specifically incorporated by reference in such filings, at no cost, upon written or oral request made to:

Jeremy Whitaker, Chief Financial Officer and Secretary
Lantronix, Inc.
167 Technology Drive
Irvine, California 92618
(949) 453-3990

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us also may be inspected at the offices of the Financial Industry Regulatory Authority, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006. You may also obtain free copies of the documents that we file with the SEC by going to the Investor Relations section of our website, www.lantronix.com. The information provided on our website is not part of this prospectus, and therefore is not incorporated by reference.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s internet website.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.  You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized.  Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer or persons controlling the registration pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

$6,647,689

LANTRONIX, INC.

Common Stock
Warrants

PROSPECTUS

                     , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us.  All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$738
Transfer agent fees and expenses	$5,000
Printing and engraving expenses	$5,000
Legal fees and expenses	$5,000	*
Accounting fees and expenses	$17,000
Miscellaneous	$2,000
Total expenses	$34,738

* Does not include expense of preparing prospectus supplements and other expenses relating to offerings under this prospectus.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (“Section 145”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving such enterprise at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.

Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted under Delaware law.

In addition, as permitted by Section 145, our bylaws provide that we are required to indemnify our directors and officers and persons serving in these capacities in other business enterprises (including, for example, our subsidiaries) at our request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary.  Our bylaws also provide that we may, in our discretion, indemnify our employees and agents in circumstances where indemnification is not required by law.  The rights conferred in the bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, executive officers and employees.  We may not retroactively amend our Bylaw provisions in a way that reduces the protections of the directors, officers and employees who benefit from these provisions.

We have entered into indemnification agreements with each of our directors and executive officers that provide the maximum indemnity allowed under Section 145 and our bylaws, as well as certain additional procedural protections. We have also purchased directors and officers liability insurance that provides coverage against certain liabilities, including liabilities under the Securities Act.

ITEM 16.  EXHIBITS.

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s current report on Form 8-K, filed July 29, 2005).

3.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.10 to the Company’s current report on Form 8-K, filed December 21, 2009).

3.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.4 to the Company’s current report on Form 10-Q, filed February 14, 2012).

3.4	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s quarterly report on Form 10-Q, filed November 12, 2009).

4.1	Form of Common Stock Certificate of the Company (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, Amendment No. 1 filed June 13, 2000).

4.3	Form of Warrant Agreement*

4.4	Form of Warrant Certificate*

5.1	Opinion of Paul Hastings LLP ±

23.1	Consent of McGladrey & Pullen, LLP

23.2	Consent of Paul Hastings LLP (included in Exhibit 5.1) ±

24.1	Power of Attorney (included on the signature page of the Company’s Registration Statement on Form S-3 (Registration No. 333-179574), filed February 17, 2012) ±

± Previously filed.
* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (i) and (ii) above and this paragraph (iii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrants are relying on Rule 430B,

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(8)	If this registration statement is permitted by Rule 430A, that:

(i)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 19, 2012.

LANTRONIX, INC.

By:	/s/ Kurt Busch
Kurt Busch
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kurt Busch
Kurt Busch	President and Chief Executive Officer (Principal Executive Officer)	March 19 , 2012
/s/ Jeremy Whitaker
Jeremy Whitaker	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 19 , 2012
/s/ Thomas M. Wittenschlaeger *
Thomas M. Wittenschlaeger	Chairman of the Board of Directors	March 19 , 2012

/s/ Bernhard Bruscha *
Bernhard Bruscha	Director	March 19 , 2012

/s/ Hoshi Printer *
Hoshi Printer	Director	March 19 , 2012

/s/ John Rehfeld *
John Rehfeld	Director	March 19 , 2012

* By: /s/ Kurt Busch		March 19, 2012
Kurt Busch	Attorney-In-Fact